Exhibit 32
CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of TerraForm Global, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Peter Blackmore, Chairman of the Board and Interim Chief Executive Officer of the Company, and Rebecca J. Cranna, Executive Vice President and Chief Financial Officer of the Company, certify, to the best of our knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 23, 2016

By:    /s/ Peter Blackmore
Name:    Peter Blackmore
Title:    Chairman of the Board and Interim Chief Executive Officer
(Principal executive officer)

Date: December 23, 2016

By:    /s/ Rebecca J. Cranna
Name:    Rebecca J. Cranna
Title:    Executive Vice President and Chief Financial Officer
(Principal financial officer and principal accounting officer)